SUBSIDIARIES OF THE COMPANY                    Exhibit 21.1

Company Name/Ownership	State/Jurisdiction
Capital Bank, NA	U.S.A.
Superior Financial Services, Inc.	Tennessee
GCB Acceptance Corporation	Tennessee
VCS Management, LLC	North Carolina
CBSA Summerwind, LLC	North Carolina
CBSA Legacy, LLC	North Carolina
Southern Community, LLC	North Carolina
North Carolina Title Center, LLC*	North Carolina
Special Acquisitions Holdings, Inc.	Florida
Special Acquisitions, Inc.	Florida
Special Acquisitions II, Inc.	Florida
Special Acquisitions III, Inc.	Florida
Special Acquisitions IV, Inc.	Florida
Special Acquisitions VII, Inc.	Florida
Special Acquisitions VIII, Inc.	Florida
Orion Real Estate, LLC	North Carolina
MBSA 1, LLC	Florida
FBSA 1, LLC	Florida
FBSA 2, LLC	Florida
Capital Bank Investment Services, Inc.	North Carolina
Capital Financial Leasing, LLC	Delaware
TIBFL Statutory Trust II	Connecticut
TIBFL Statutory Trust III	Delaware
Capital Bank Statutory Trust I	North Carolina
Capital Bank Statutory Trust II	Delaware
Capital Bank Statutory Trust III	North Carolina
CB Trustee, LLC	North Carolina
Greene County Capital Trust I	Delaware
Greene County Capital Trust II	Delaware
GreenBank Capital Trust I	Delaware
Civitas Statutory Trust I	Delaware
Cumberland Capital Statutory Trust II	Connecticut
Southern Community Capital Trust III	Delaware

*ownership is 7.62%